Exhibit 23.3

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES INC.

As independent oil and gas consultants, we hereby consent to the references to our firm in the Registration Statement on Form S-3 (the “Registration Statement”) of Gulfport Energy Corporation (the “Company”) and to the incorporation by reference in the Registration Statement of (i) our report dated January 13, 2017, on oil and gas reserves of the Company and its subsidiaries as of December 31, 2016, located in the Utica Shale in Eastern Ohio and in Louisiana and (ii) information from our prior reserve reports referenced in the Registration Statement and the Annual Report of the Company on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons, P.E.
Name:	Danny D. Simmons, P.E.
Title:	President and Chief Operating Officer

Houston, Texas

April 17, 2017